EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                       ALLIANCE DISTRIBUTORS HOLDING INC.

1.    The name of the Corporation is Alliance Distributors Holding Inc.

2. The address of the Corporation's registered office in the State of Delaware is Corporations Service Company. The registered agent at such address shall be 2711 Centerville Road, Suite 400, New Castle County, Wilmington, Delaware, 19808.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. a) The total number of shares of stock which the corporation shall have authority to issue is 100,000,000 shares of Common Stock par value $.001 per share ("Common Stock") and 10,000,000 shares of Preferred Stock par value $.001 per share ("Preferred Stock").

      b)

      i) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designation, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

            (1) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

            (2) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

            (3) The right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

            (4) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

            (5) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up, of the Corporation;

            (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

            (7) The voting powers, if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

      ii) The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by resolution of the Board of Directors, and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting therein shall be required for the issuance of any or all other series of Preferred Stock.

      iii) Subject to any limitations set forth herein, Shares of Common Stock or any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

      iv) The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

      (c) There is herby created a series of the Preferred Stock to consist of 1,685,115 shares of Preferred Stock, $.001 par value per share (the "Series A Preferred Stock"), with the designation and number of shares, and the relative rights, preferences, privileges, powers and restrictions as follows:

I. CERTAIN DEFINITIONS

      For purposes of this amendment, capitalized terms are defined in this amendment or shall have the following meanings:

      "Common Stock" means the common stock of the Company.

      "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

II. DESIGNATION AND AMOUNT

      The designation of this series, which consists of 1,685,115 shares of Preferred Stock, is the Series A Convertible Non Redeemable Preferred Stock (the "Series A Preferred Stock") and the par value shall be $.001 per share.

III. [omitted]

IV. CONVERSION

      (a) The Series A Preferred Stock shall be converted into Common Stock on such date(s) (a "Conversion Date") as described in Section IV(b) below. Any conversion under this Section IV (a) shall entitle Holder to receive 15.91 shares of Common Stock for each share of Series A Preferred Stock (the "Conversion Price") (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). Upon the conversion of any Series A Preferred Stock, such Series A Preferred Stock shall be returned to the Company for cancellation.

      (b) Subject to the conversion restrictions set forth in Section IV(f) hereof, a Holder may from time to time convert such of its outstanding shares of Series A Preferred Stock into Common Stock that become eligible for conversion under Section IV(f) by delivering written notice to the Company stating that such Holder can convert shares of Series A Preferred Stock into Common Stock without being restricted by Section IV(f) hereof and setting forth the number of shares of Series A Preferred Stock to be converted (the "Conversion Notice"). The Company covenants and agrees that, if requested by the Holder, it will provide the information relating to the total number of issued and outstanding shares of Common Stock for purposes of allowing the Holder to calculate Holder's beneficial ownership in the Company's Common Stock. Promptly following the receipt by the Company of a Conversion Notice, the Holder whose Series A Preferred Stock is converted into Common Stock shall surrender the certificate or certificates for the applicable shares of Series A Preferred Stock at the office of the Company's transfer agent (or at the principal office of the Company if the Company serves as its own transfer agent). If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder of his, her or its attorney duly authorized in writing. The Company shall, as soon as practicable after any Conversion Date, and in all events within ten (10) business days of receipt of the certificate or certificates surrendered for conversion, issue and deliver at such office to such Holder, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled; provided however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any Series A Preferred Stock until the Series A Preferred Stock is either delivered for conversion to the Company or any transfer agent for the Series A Preferred Stock or Common Stock, or the Holder notifies the Company that such Series A Preferred Stock has been lost, stolen or destroyed and provides an agreement reasonably acceptable to the Company to indemnify the Company from any loss incurred by it in connection therewith. No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any conversion hereunder, the Company shall eliminate such fractional share interest by causing to be issued to Holder an additional full share of Common Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

      (c) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another Person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (each, a "Fundamental Transaction"), then each Holder then outstanding shall have the right thereafter to convert such Series A Preferred Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert the Series A Preferred Stock and receive cash in the same manner as other stockholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Series A Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section IV(c) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

      (d) The Company covenants that it will authorize, reserve and keep available, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding shares of Series A Preferred Stock free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Series A Preferred Stock.

      (e) The issuance of certificates for shares of Common Stock on conversion of Series A Preferred Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(f) Certain Conversion Restrictions.

      i. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by a Holder upon any conversion of Series A Preferred Stock shall be limited to the extent necessary to insure that, following such conversion, the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This restriction may not be waived; provided, however, that this provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated herein.

      ii. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by a Holder upon any conversion of Series A Preferred Stock shall be limited to the extent necessary to insure that, following such conversion, the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This restriction may not be waived; provided, however, that this provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated herein.

V. RANK

      The Series A Preferred Stock shall rank pari passu with the Common Stock on an as converted basis, except as is otherwise expressly provided herein.

VI. [omitted]

VII. VOTING RIGHTS

      Except as otherwise required by law or as otherwise set forth herein, the Holders, if and to the extent convertible in accordance with Section IV(f) hereunder, shall be entitled to vote as one class with the holders of the common stock on all matters on which holders of Common Stock are entitled to vote, including, without limitation, the election of directors. If and to the extent convertible in accordance with Section IV(f) hereunder, each Holder shall be entitled to one vote per share of Common Stock into which the Series A Preferred Stock held by it is convertible at the record date for determination of the Holders entitled to vote, or if no such record date is established, at the date such vote is taken or any written consent of Holders is solicited.

VIII. NO IMPAIRMENT

      The Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of the Series A Preferred Stock and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders against impairment.

IX. AMENDMENT

      No amendment to the Company's Certificate of Incorporation changing or inconsistent with the terms hereof shall be permitted without the consent of Holders holding 66 2/3% of the outstanding Series A Preferred Stock (voting as a separate class) so long as there is any Series A Preferred Stock outstanding.

5. The name and mailing address of the incorporator is as follows:

            Oscar D. Folger
            521 Fifth Avenue, 24th Floor
            New York, NY 10175

6. The original by-laws of the corporation shall be adopted by the incorporator. Thereafter, the power to make, alter or repeal by-laws shall be in the Directors of the Corporation.

7. The business and affairs of the Corporation shall be managed and directed by a Board of Directors, which may be comprised of a single director. The number of directors shall be fixed by the by-laws or as provided in the by-laws. Election of directors need not be by written ballot.

8. A director, or former director, shall not be liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware, pertaining to the liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

9. The corporation shall indemnify its directors and officers, and the directors and officers of its subsidiaries, to the maximum extent permitted by law.


      IN WITNESS WHEREOF, the undersigned hereby certify that the facts herein stated are true and, accordingly, have signed this Certificate of Incorporation this 25th day of October 2004.

/s/ Oscar D. Folger
-----------------------------
Oscar D. Folger, Incorporator